Exhibit 99.1

Global Cash Access Reports Third Quarter 2011 Results

Las Vegas, NV — November 9, 2011 - Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced financial results for the quarter ended September 30, 2011.

Fiscal Third Quarter 2011 Results

Revenue was $136.9 million, a decrease of 10% compared to the $152.1 million in revenue recorded in the same quarter last year. This decrease was primarily attributable to the Company’s loss of its largest customer in late 2010 which accounted for approximately $21.3 million in revenue during the third quarter of 2010.  Exclusive of the loss of the Company’s largest customer, the Company’s base revenue increased by $5.8 million in the third quarter of 2011.  Operating income was $7.6 million.  The Company incurred approximately $0.8 million of non-recurring expenses related to a loss on the sale of obsolete equipment, legal fees related to the recently announced purchase of substantially all of the assets of MCA Processing LLC and other legal matters.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) were $11.4 million, a decrease of 34% compared to the same period in the prior year’s third quarter.  Adjusted earnings before interest, taxes, depreciation and amortization and equity compensation expense (“EBITDA”) (see Non-GAAP Financial Information below) were $13.3 million, a decrease of 31% compared to the same period in the prior year’s third quarter.

Diluted earnings per share were $0.03 (on 64.8 million shares) as compared to $0.07 (on 66.2 million shares) in the third quarter of 2010.  Diluted cash earnings per share were $0.08 as compared to $0.17 in the same quarter last year.  Adjusted for non-recurring charges discussed above, cash earnings per share would have been $0.09.

“We are seeing increased stability and modest growth in our underlying segment and mix trends and we have confirmed the positive impact that the Durbin Amendment will have on our business.  Our product pipeline continues to be healthy and our unit sales from Western Money are up 30% over last year,” said Scott Betts, President and CEO of GCA.  “We believe our pending asset acquisition of MCA will be complementary to our core business and will bolster our position as the leading provider of integrated cash access products and services to the gaming industry.”

2011 Outlook

The Company reaffirms its estimate that cash earnings per share for 2011 will be between approximately $0.38 and $0.43.  (Cash earnings defined as net income plus non-cash equity compensation and income taxes provision, adjusted for one-time charges).  EBITDA is anticipated to be between $58 million and $65 million.  (EBITDA is defined as cash earnings plus interest expense, amortization, depreciation and any other non-cash charges).

The foregoing estimations reflect the following assumptions:

•                  2011 estimated outlook assumes a slight improvement in the gaming industry for the remainder of 2011;

•                  Range for effective tax rate for the full year between approximately 45% to 50%;

•                  Cash outlays for capital expenditures for the full year of between approximately $5 million and $6 million;

•                  Fully diluted shares outstanding for the full year of between approximately 64 million and 65 million;

•                  Interest expense is based upon an estimated 3-month LIBOR between 0.4% and 0.6%; and

•                  Our belief that the Company’s gross margins (exclusive of depreciation and amortization) for the year ended December 31, 2011 will increase by approximately 100 basis points as a result of such anticipated decreases in interchange expense resulting from the implementation of the Durbin Amendment.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its third quarter 2011 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-8416 or for international callers (480) 629-9808.  A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4483727.  The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.  EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”).  Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements included in this press release, other than statements that are purely historical, are forward-looking statements.  Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements.  Forward-looking statements in this press release include, without limitation: (a) our estimates of 2011 cash earnings per share and EBITDA and the assumptions upon which they are based; (b) our assumption that there will be a slight improvement in the gaming industry for the remainder of 2011; (c) our assumption that the range of our effective tax rate for the full year 2011 will be between 45% and 50%; (d) our assumption for 2011 that cash outlays for capital expenditures will be between approximately $5 million and $6 million; (e) our assumption for 2011 that there will be approximately 64 million to 65 million diluted shares outstanding; (f) our assumption that the 3-month LIBOR will be between 0.4% and 0.6% in 2011; (g) our belief that the Company’s gross margins (exclusive of depreciation and amortization) for the year ended December 31, 2011, will increase by approximately 100 basis points as a result of such anticipated decreases in interchange expense resulting from the implementation of the Durbin Amendment; and (h) our belief that EBITDA and cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing are helpful to investors.

Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) our belief that our pending asset acquisition of MCA will be complementary to our core business and will bolster our position as the leading provider of integrated cash access products and services to the gaming industry; (b) our assumption that the MCA asset acquisition will close later in November 2011; (c) our belief that our product pipeline continues to be healthy; (d) unexpected issues with the development or commercialization of new products and services and the failure of gaming operators to employ such products; (e) unexpected inability to meet customer needs or accomplish our innovation objectives; (f) unexpected regulatory issues confronting the Company, including modifications to the Durbin Amendment; (g) unexpected changes in the market and economic conditions; (h) reduced demand for or increased competition with our products and services that affects our 2011 revenue, diluted earnings per share, Cash EPS and EBITDA; (i) with respect to our expectation that the range of our effective tax rate will be between 45% and 50% for the full year 2011: (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (j) unexpected events that may require capital expenditures to materially differ from those expected; (k) unanticipated share issuances or redemptions; (l) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors; (m) the Company’s inability to accurately predict its taxable income, applicable tax rates and therefore its tax liabilities for future periods; (n) the possibility that the Company’s owners prior to conversion to a corporation change their calculation of gains in connection with the conversion and file amended tax returns, requiring a recalculation of the starting balance of the deferred tax asset and the annual amortization thereof; (o) unanticipated changes in applicable income tax rates or laws; or changes in the valuation of the deferred tax asset; and (p) unanticipated changes to the fees and charges levied by the card networks and associations which may or may not be related to the recently enacted changes associated with the implementation of the Durbin amendment.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 14, 2011, and subsequent reports filed thereafter, and are based on information available to us on the date hereof.  We do not intend, and assume no obligation, to update any forward-looking statements.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software.  GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.

CONTACT:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
203-682-8215	646-277-1226
IR@gcamail.com	lbrady@icrinc.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS

Cash and cash equivalents	$38,346	$60,636
Restricted cash and cash equivalents	455	455
Settlement receivables	10,412	10,374
Other receivables, net	16,885	15,211
Inventory	6,516	3,845
Prepaid and other assets	16,882	8,200
Property, equipment and leasehold improvements, net	15,619	16,648
Goodwill	180,112	185,110
Other intangibles, net	28,572	26,368
Deferred income taxes	124,758	131,547

Total assets	$438,557	$458,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Settlement liabilities	$57,767	$59,741
Accounts payable	29,064	28,562
Accrued expenses	19,175	17,863
Borrowings	179,000	208,750

Total liabilities	285,006	314,916

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 500,000 shares authorized and 85,478 and 85,006 shares issued at September 30, 2011 and December 31, 2010, respectively.	85	85
Convertible preferred stock, $0.001 par value, 0 shares authorized and 0 shares outstanding at September 30, 2011 and December 31, 2010, respectively.	—	—
Additional paid in capital	202,876	197,048
Retained earnings	93,387	88,796
Accumulated other comprehensive income	2,397	2,587
Treasury stock, at cost, 20,676 and 20,626 shares at September 30, 2011 and December 31, 2010, respectively.	(145,194)	(145,038)

Total stockholders’ equity	153,551	143,478

Total liabilities and stockholders’ equity	$438,557	$458,394

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUES

Cash Advance	$50,913	$60,546	$152,036	$190,514
ATM	71,044	79,727	213,450	242,136
Check Services	6,479	6,442	19,813	22,030
Central Credit and other revenues	8,452	5,406	21,031	13,103

Total revenues	136,888	152,121	406,330	467,783

Cost of revenues (exclusive of depreciation and amortization)	(106,953)	(116,077)	(317,900)	(355,744)
Operating expenses	(18,529)	(18,740)	(51,922)	(57,036)
Amortization	(1,929)	(1,729)	(6,250)	(5,418)
Depreciation	(1,867)	(2,252)	(6,201)	(7,011)

OPERATING INCOME	7,610	13,323	24,057	42,574

INTEREST INCOME (EXPENSE)
Interest income	24	44	83	123
Interest expense	(4,438)	(3,977)	(14,250)	(12,517)
Loss on early extinguishment of debt	—	—	(943)	—

Total interest expense	(4,414)	(3,933)	(15,110)	(12,394)

INCOME BEFORE INCOME TAX PROVISION	3,196	9,390	8,947	30,180

INCOME TAX PROVISION	(1,356)	(4,471)	(4,356)	(12,371)

NET INCOME	1,840	4,919	4,591	17,809

PLUS: NET LOSS ATTRIBUTABLE TO MINORITY INTEREST	—	—	—	(56)

NET INCOME ATTRIBUTABLE TO GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES	1,840	4,919	4,591	17,753

Foreign currency translation, net of tax	(218)	376	(191)	196

COMPREHENSIVE INCOME	$1,622	$5,295	$4,400	$17,949

Earnings per share
Basic	$0.03	$0.08	$0.07	$0.27
Diluted	$0.03	$0.07	$0.07	$0.26

Weighted average number of common shares outstanding:
Basic	64,712	65,384	64,597	66,543
Diluted	64,751	66,240	64,708	68,186

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,840	$4,919	$4,591	$17,809
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Amortization of financing costs	355	243	988	729
Amortization of intangibles	1,930	1,729	6,250	5,418
Depreciation	1,868	2,252	6,201	7,011
Loss on sale or disposal of assets	216	76	216	28
Provision for bad debts	1,275	991	4,016	3,793
Loss on early extinguishment of debt	—	—	943	—
Stock-based compensation	1,902	2,078	5,238	6,414
Changes in operating assets and liabilities:
Settlement receivables	(8,035)	(10,607)	10,266	7,774
Other receivables, net	(1,928)	532	(829)	2,646
Inventory	(1,299)	310	(5,307)	368
Prepaid and other assets	(1,208)	(800)	(3,477)	1,105
Deferred income taxes	1,337	4,149	4,092	11,796
Settlement liabilities	21,534	(8,409)	(12,221)	(29,828)
Accounts payable	353	(1,061)	505	1,908
Accrued expenses	2,075	(4,333)	(4,030)	(1,978)

Net cash provided by (used in) operating activities	22,215	(7,931)	17,442	34,993

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Western Money Systems, net of cash	—	(2)	(14)	(15,354)
Purchase of property, equipment and leasehold improvements	(771)	(3,968)	(1,312)	(7,787)
Purchase of other intangibles	(1,391)	1,027	(2,183)	—
Changes in restricted cash and cash equivalents	—	1	—	(100)

Net cash used in investing activities	(2,162)	(2,942)	(3,509)	(23,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of old credit facility	—	(250)	(208,750)	(25,750)
Securing of new credit facility	—	—	214,000	—
Issuance costs of new credit facility	—	—	(7,099)	—
Repayments on new credit facility	(8,000)	—	(35,000)	—
Proceeds from exercise of stock options	240	61	591	5,599
Purchase of treasury stock	(47)	(7,482)	(156)	(33,157)

Net cash used in financing activities	(7,807)	(7,671)	(36,414)	(53,308)

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	844	(355)	191	37

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	13,090	(18,899)	(22,290)	(41,519)

CASH AND CASH EQUIVALENTS - Beginning of period	25,256	62,148	60,636	84,768

CASH AND CASH EQUIVALENTS - End of period	$38,346	$43,249	$38,346	$43,249

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$3,950	$6,517	$15,202	$15,081
Cash paid for taxes, net of refunds	$56	$138	$336	$497

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Diluted Cash Earnings Per Share to Diluted Earnings Per Share

and Operating Income to EBITDA and Adjusted EBITDA

(unaudited)

		Three months ended		Nine months ended
		September 30,		September 30,
		2011	2010	2011	2010
	Reconciliation of income from continuing operations to diluted cash earning (amounts in thousands)

	Net income	$1,840	$4,919	$4,591	$17,809
	Plus: deferred tax amortization related to goodwill or tax provision (whichever is lower)	1,356	4,471	4,356	12,371
	Equity compensation expense	1,902	2,078	5,238	6,414

	Cash earnings	$5,098	$11,468	$14,185	$36,594

	Weighted average number of common shares outstanding Diluted	64,751	66,240	64,708	68,186

	Diluted cash earnings per share from continuing operations	$0.08	$0.17	$0.22	$0.54

	Reconciliation of operating income to EBITDA
	Operating income	$7,610	$13,323	$24,057	$42,574
Plus:	Amortization	1,929	1,729	6,250	5,418
	Depreciation	1,867	2,252	6,201	7,011

	EBITDA	$11,406	$17,304	$36,508	$55,003

	Equity compensation expense	1,902	2,078	5,238	6,414

	Adjusted EBITDA	$13,308	$19,382	$41,746	$61,417

	Reconciliation of Cash EPS and Adjusted EBITDA for non-recurring items (amounts in millions, except diluted shares outstanding)

	Cash EPS stated above	$0.08		$0.22
	Cash EPS adjustments for non-recurring items(1)	0.01		0.06

	Cash EPS (as adjusted for non-recurring items)(1)	$0.09		$0.28

	Adjusted EBITDA stated above	$13.3		$41.7
	EBITDA adjustments for non-recurring items(1)	0.8		4.2

	EBITDA (as adjusted for non-recurring items)(1)	$14.1		$45.9

	Reconciliation of add back adjustments to EPS & EBITDA:
	Q1 11 refinancing charges	$—		$1.8
	Q2 11 WMS acquisition costs	—		1.2
	Q2 11 executive severance costs	—		0.4
	Q3 11 loss on sale of obsolete equipment	0.3		0.3
	Q3 11 fees for non-recurring legal matters	0.5		0.5

	Total non-recurring adjustments	$0.8		$4.2

	Diluted shares outstanding(2)	64,751		64,708

	Cash EPS adjustments(1)	$0.01		$0.06

Notes:

(1)  Represents adjusted amounts from the section above plus non-recurring items.

(2)  Amounts in thousands.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

Other Data

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

OTHER DATA:
Aggregate dollar amount processed (in billions):
Cash advance	$1.1	$1.2	$3.2	$3.8
ATM	$3.0	$3.4	$9.2	$10.5
Check warranty services	$0.3	$0.3	$0.9	$0.9

Number of transactions completed (in millions):
Cash advance	2.1	2.5	6.3	7.9
ATM	17.0	19.8	52.0	60.4
Check warranty services	1.1	1.2	3.3	3.8